UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2018
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SPRINT CORPORATION
(Exact name of Registrant as specified in its charter)
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Delaware	1-04721	46-1170005
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (855) 848-3280
(Former name or former address, if changed since last report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2018, the Vacancy Resolution Committee of the Board of Directors (the “Board”) of Sprint Corporation (the “Company”) appointed a new director, Michel Combes, who is currently President and Chief Financial Officer of the Company. The Company does not expect Mr. Combes to serve on any committees of the Board.

Mr. Combes will not be paid additional fees for serving on the Board. Mr. Combes will be compensated as President and Chief Financial Officer in accordance with the employment terms described in the Company’s Form 8-K filed on January 4, 2018. Except for the items described in the Company’s Form 8-K filed on January 4, 2018, there are no other related party transactions between the Company and Mr. Combes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT CORPORATION

January 17, 2018	By:	/s/ Stefan K. Schnopp
Stefan K. Schnopp
Vice President and Corporate Secretary